UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2005

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2005, a wholly-owned Canadian subsidiary (the “Borrower”) of AmerisourceBergen Corporation (the “Registrant”) entered into a CAN$135 million senior unsecured credit facility (the “Canadian Credit Agreement”), with the Registrant, as guarantor, The Bank of Nova Scotia, as administrative agent and lead arranger, and various commercial lenders.

The Canadian Credit Agreement consists of a revolving credit facility (the “Canadian Revolving Facility”) maturing in December 2009. Interest on borrowings under the Canadian Credit Agreement accrues, at the Borrower’s option, at (1) LIBOR, (2) the greater of the administrative agent’s U.S. prime rate and the federal funds rate, or ABR, or (3) the administrative agent’s Canadian prime rate, or CPR, plus a specified rate based on the Borrower’s debt ratings. Such specified rates range from 0.32% to 1.20% over LIBOR and 0% to 0.20% over ABR or CPR. In addition, the BA Stamping Fee payable in respect of Bankers’ Acceptance borrowings under the Canadian Revolving Facility range from 0.32% to 1.20% over a base rate based on the Borrower’s debt ratings. Availability under the Canadian Revolving Facility is reduced by the amount of outstanding letters of credit. The Borrower will pay quarterly facility fees to maintain the availability under the Canadian Revolving Facility at specified rates based on the Borrower’s debt ratings ranging from 0.08% to 0.30% of the total commitment under the Canadian Revolving Facility. The Canadian Credit Agreement contains restrictions on, among other things, additional indebtedness, distributions and dividends to stockholders, investments and loans. Additional covenants require compliance with leverage and fixed charge coverage ratios. The Borrower may choose to repay its obligations or reduce its commitments under the Canadian Credit Agreement at any time. The Borrower’s obligations under the Credit Agreement are guaranteed by the Registrant.

The Borrower may use the funds provided under the Canadian Credit Agreement for general corporate purposes, investments and acquisitions. The Canadian Credit Facility was used to fund the acquisition by the Borrower of Trent Drugs (Wholesale) Ltd. and will be available to fund the ongoing activities of the company in Canada.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 4, 2005, the Registrant, through the Borrower, acquired all of the issued and outstanding shares of Trent Drugs (Wholesale) Ltd., one of the largest national pharmaceutical distributors in Canada from the shareholders of the closely held company. The purchase price was approximately US$83 million, including the assumption of debt of approximately US$43 million. The acquisition was financed with borrowings by the Borrower under the Canadian Credit Agreement (as described above). In connection with the acquisition, the Borrower and Trent Drugs (Wholesale) Ltd. were amalgamated under Canadian law, with the resulting entity continuing to operate as Trent Drugs (Wholesale) Ltd. A copy of the news release issued on October 5, 2005 by the Registrant regarding the acquisition is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1        News Release dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: October 6, 2005	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer